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                                                                    EXHIBIT 5.1




                        [LETTERHEAD OF PAMELA F. CRAVEN]






June 24, 1999

Lucent Technologies Inc.
600 Mountain Avenue
Murray Hill, NJ 07974

Ladies and Gentlemen:

With reference to the Post-Effective Amendment No. 1 on Form S-8 to the registration statement on Form S-4 which Lucent Technologies Inc. (the "Company") proposes to file with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, registering 64,676,665 common shares, par value $.01 per share (including an equal number of Preferred Share Purchase Rights that initially trade with the common shares), of the Company (the "Shares") which may be offered and sold by the Company under the Ascend Communications, Inc. 1998 Stock Incentive Plan, the Ascend Communications, Inc. 1998 Supplemental Stock Incentive Plan, the Ascend Communications, Inc. 1996 Restricted Stock Plan, the Ascend Communications, Inc. 1994 Outside Directors Stock Option Plan, the Ascend Communications, Inc. Amended and Restated 1989 Stock Option Plan, the Cascade Communications Corp. Amended and Restated 1991 Stock Option Plan, the Arris Networks, Inc. (f/k/a Concert Communications Corporation) 1995 Stock Option Plan, the Morning Star Technologies, Inc. Stock Options, the NetStar, Inc. Stock Option Incentive Plan 1992, the Sahara Networks, Inc. 1995 Stock Plan, the Stratus Computer, Inc. 1983 Stock Option Plan, the Stratus Computer, Inc. 1997 Non-Qualified Common Stock Option Plan and the Whitetree, Inc. 1993 Incentive Stock Plan(the "Plans"), I am of the opinion that all proper corporate proceedings have been taken so that any Shares to be offered and sold which are of original issuance, upon sale and payment therefor in accordance with the Plans and the resolutions of the Board of Directors relating to the offering and sale of common shares thereunder, will be legally issued, fully paid and nonassessable.
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I hereby consent to the filing of this opinion with the SEC in connection with the registration statement referred to above.


                                                     Very truly yours,

                                                     /s/ Pamela F. Craven